Exhibit 5.1

May 15, 2006

Nanogen, Inc.

10398 Pacific Center Court

San Diego, CA 92121

RE:	Nanogen, Inc./ Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Nanogen, Inc., a Delaware corporation (the “Company”) in connection with the registration of 2,886,935 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) on a registration statement on Form S-3 (“Registration Statement”) under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission (the “Commission”) on or about May 15, 2006. The Registration Statement relates to the proposed offer and sale from time to time by Amplimedical S.p.A. (the “Selling Stockholder”) of the Shares, which are issuable to the Selling Stockholder upon conversion of certain convertible promissory note (the “Note”) held by the Selling Stockholder.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended through the date hereof (the “Certificate”), and Bylaws (the “Bylaws”), as in effect on the date hereof, of the Company, certain resolutions of the Company’s Board of Directors relating to the Registration Statement, the Note and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, it is our opinion that upon conversion of principal and interest under the Note in accordance with the terms of the Note, the Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of California, and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ MORGAN LEWIS & BOCKIUS LLP